Exhibit 4.6

EXECUTION COPY

GUARANTEE

dated as of October 14, 2022

from

the Guarantors party hereto

to

the beneficiaries listed in Schedule II hereto

Table of Contents

-i-

GUARANTEE

This Guarantee, dated as of October 14, 2022 (as amended, modified or supplemented from time to time, this “Guarantee”), from each Person listed in Schedule I hereto (the “Initial Guarantors”) and each other Person that becomes an additional “Guarantor” pursuant to Section 7 after the date hereof (each, an “Additional Guarantor”; together with the Initial Guarantors and each of their successors and permitted assigns, each, a “Guarantor” and, collectively, the “Guarantors”), to the parties listed in Schedule II hereto (together with their successors and permitted assigns, the “Beneficiaries”).

WHEREAS, Wheels Up Partners LLC, a Delaware limited liability company (the “Company”), an affiliate of each Guarantor, has entered into that certain Note Purchase Agreement dated as of October 14, 2022 (the “Note Purchase Agreement”), among the Company, Wheels Up Class A-1 Loan Trust 2022-1 (the “Class A-1 Trust”) and Wilmington Trust, National Association, as subordination agent (the “Subordination Agent”);

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Note Purchase Agreement; and

WHEREAS, in order to finance the Aircraft, the Company will issue the Equipment Notes under the Indentures;

WHEREAS, it is intended that this document takes effect as a deed in respect of Air Partner Limited notwithstanding the fact that the other parties may only execute this document under hand;

NOW, THEREFORE, in order to induce the Class A-1 Trust to purchase the Equipment Notes and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.      Guarantee.

(a)            Each Guarantor does hereby acknowledge that it is fully aware of the terms and conditions of the Indentures, the Participation Agreements, the Equipment Notes and the transactions and the other documents contemplated thereby, and does hereby irrevocably and fully and unconditionally guarantee, on a joint and several basis as primary obligor and not as surety merely, to the Beneficiaries, as their respective interests may appear, the payment and performance by the Company of all its obligations when due under the Note Purchase Agreement, the Indentures, the Participation Agreements, the Equipment Notes and each other Financing Agreement to which the Company is a party (such obligations of the Company guaranteed hereby being hereafter referred to, individually, as a “Guaranteed Obligation” and, collectively, as the “Guaranteed Obligations”) in accordance with the terms of the Note Purchase Agreement and the Financing Agreements. Each Guarantor does hereby agree that in the event that the Company fails to pay any Guaranteed Obligation when due for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of the Company, or the disaffirmance with respect to the Company of any Indenture or any other Financing Agreement to which the Company is a party in any such proceeding) after the date on which such Guaranteed Obligation became due and payable and the applicable grace period has expired, the Guarantors, on a joint and several basis, shall pay or cause to be paid forthwith, upon the receipt of notice from the Loan Trustee (such notice to be sent to the Company (to the extent the Loan Trustee is not stayed or prevented from doing so by operation of law) and each Guarantor) stating that such Guaranteed Obligation was not paid when due after the applicable grace period has expired and stating the amount of such Guaranteed Obligation.

[Guarantee]

(b)            The obligations of each Guarantor hereunder shall not be, to the fullest extent permitted by law, affected by the genuineness, validity, regularity or enforceability (or lack thereof) of any of the Company’s obligations under any Indenture or any other Financing Agreement to which the Company is a party, any amendment, waiver or other modification of the Note Purchase Agreement, any Indenture or such other Financing Agreement (except that any such amendment or other modification shall be given effect in determining the obligations of the Guarantors hereunder), or by any substitution, release or exchange of collateral for or other guaranty of any of the Guaranteed Obligations (except to the extent that such substitution, release or exchange is not undertaken in accordance with the terms of the Financing Agreements) without the consent of any Guarantor, or by any priority or preference to which any other obligations of the Company may be entitled over the Company’s obligations under any Indenture and the other Financing Agreements to which the Company is a party, or by any other circumstance that might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or guarantor including, without limitation, any defense arising out of any laws of the United States of America of any State thereof which would excuse, discharge, exempt, modify or delay the due or punctual payment and performance of the obligations of the Guarantors hereunder. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the fullest extent permitted by law, affect the liability of any Guarantor hereunder: (i) the extension of the time for or waiver of, at any time or from time to time, without notice to the Guarantors, the Company’s performance of or compliance with any of its obligations under the Financing Agreements (except that such extension or waiver shall be given effect in determining the obligations of the Guarantors hereunder), (ii) any assignment, transfer, lease or other arrangement by which the Company transfers possession or loses control of the use of any Aircraft, (iii) any defect in the title, condition, design, operation or fitness for use of, or damage to or loss or destruction of, any Aircraft, whether or not due to the fault of the Company, (iv) any merger or consolidation of the Company or any Guarantor into or with any other Person, or any sale, transfer, lease or disposal of any of its assets, (v) any issuance of Additional Series Equipment Notes, or (vi) any change in the ownership of any membership interests of the Company.

(c)            This Guarantee is an absolute, present and continuing guaranty of payment and performance and not of collection and is in no way conditional or contingent upon any attempt to collect from the Company any unpaid amounts due. Each Guarantor specifically agrees, to the fullest extent permitted by law, that it shall not be necessary or required, and that such Guarantor shall not be entitled to require, that any Beneficiary (i) file suit or proceed to obtain or assert a claim for personal judgment against the Company for the Guaranteed Obligations, or (ii) make any effort at collection of the Guaranteed Obligations from the Company, or (iii) foreclose against or seek to realize upon any security now or hereafter existing for the Guaranteed Obligations, including the Collateral (as defined in the Indentures), or (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for the Guaranteed Obligations, or make any effort at collection of the Guaranteed Obligations from any such other Person, or exercise or assert any other right or remedy to which any Beneficiary is or may be entitled in connection with the Guaranteed Obligations or any security or other guaranty therefor, or (v) assert or file any claim against the assets of the Company or any other guarantor or other Person liable for the Guaranteed Obligations, or any part thereof, before or as a condition of enforcing the liability of the Guarantor under this Guarantee or requiring payment of said Guaranteed Obligations by such Guarantor hereunder, or at any time thereafter.

[Guarantee]

Section 2.      No Implied Third Party Beneficiaries. This Guarantee shall not be deemed to create any right in any Person except a Beneficiary and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

Section 3.      Waiver; No Set-off; Reinstatement; Subrogation. Each Guarantor waives notice of the acceptance of this Guarantee and of the performance or nonperformance by the Company, demand for payment from the Company or any other Person, notice of nonpayment or failure to perform on the part of the Company, diligence, presentment, protest, dishonor and, to the fullest extent permitted by law, all other demands or notices whatsoever, other than the request for payment hereunder and notice provided for in Section 1 hereof. The obligations of each Guarantor shall be absolute and unconditional and, except as set forth in Section 7(e), shall remain in full force and effect until satisfaction of all Guaranteed Obligations and, without limiting the generality of the foregoing, to the extent not prohibited by applicable law, shall not be released, discharged or otherwise affected by the existence of any claims, set-off, defense or other rights that such Guarantor may have at any time and from time to time against any Beneficiary, whether in connection herewith or any unrelated transactions. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Beneficiary upon the insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to the Company or otherwise, all as though such payment had not been made. Each Guarantor, by virtue of any payment hereunder to a Beneficiary, shall be subrogated to such Beneficiary’s claim against the Company or any other Person relating thereto; provided, however, that such Guarantor shall not be entitled to receive payment from the Company in respect of any claim against the Company arising from a payment by such Guarantor in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings relating to the Company, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy proceedings, in which case the Guaranteed Obligations shall be paid and performed in full before any payment in respect of a claim by such Guarantor shall be made by or on behalf of the Company.

Section 4.      Amendments, Etc. No amendment of or supplement to this Guarantee, or waiver or modification of, or consent under, the terms hereof, shall be effective unless evidenced by an instrument in writing signed by the Guarantors and each Beneficiary against whom such amendment, supplement, waiver, modification or consent is to be enforced.

[Guarantee]

Section 5.      Payments. All payments by the Guarantors hereunder in respect of any Guaranteed Obligation shall be made in Dollars and otherwise as provided in the relevant Indenture, the relevant Participation Agreement or the relevant Equipment Note in which such Guaranteed Obligation is contained.

Section 6.      Covenants.

(a)            The Parent shall not, and shall not permit any other Obligor to, declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend, or dividends payable to an Obligor) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any equity interests of the Parent or any other Obligor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent or such other Obligor (collectively, “Restricted Payments”), except that:

(i)            the Parent or any other Obligor may make a Restricted Payment if, after giving effect to such to such Restricted Payment, (1) no Event of Default (as defined in any Indenture, an “Indenture Event of Default”) shall have occurred and be continuing and (2) the aggregate amount of Restricted Payments made pursuant to this Section 6(a)(i) during the 12 month period ending on the date such Restricted Payment is made does not exceed $5,000,000;

(ii)            the Parent or any other Obligor may make a Restricted Payment if, after giving effect to such to such Restricted Payment, (1) no Indenture Event of Default shall have occurred and be continuing and (2) the aggregate amount of Restricted Payments made pursuant to this Section 6(a)(ii) does not exceed (x) 50% of the aggregate Consolidated Net Income for each fiscal quarter of the Parent commencing with the fiscal quarter ending December 31, 2022 minus (ii) 100% of the aggregate Consolidated Net Loss for each such fiscal quarter of the Parent; and

(iii)            notwithstanding anything to the contrary herein, it is understood and agreed that the following shall not constitute Restricted Payments hereunder: distributions by Wheels Up Partners Holdings LLC to its members holding units, pro rata in proportion to their respective number of units in an amount such that the member with the highest Tax Amount per Unit receives an amount equal to such member’s Tax Amount. The Tax Amount shall be determined in accordance with the Form of Seventh Amended and Restated Limited Liability Company Agreement of Wheels Up Partners Holdings LLC, and provides that taxable income allocable to a member (1) includes adjustments to taxable income in respect of Section 704(c) of the Code (2) excludes adjustments to taxable income in respect of Section 743(b) of the Code (3) is calculated as if allocations of such taxable income were, for such year, the sole source of income and loss for such members and (4) takes into account the carryover of items of loss, deduction and expense, including the utilization of any excess business interest expense under Code Section 163(j), previously allocated by the Company’s sole member to such members to the extent not previously taken into account for purposes of determining the Tax Amount. The Tax Amount is calculated at the highest tax rate applicable to an individual resident of New York City or such higher rate applicable to any member. To the extent the tax distributions made with respect to a taxable year, based upon estimated taxable income, is greater than or less than the tax distribution based upon actual taxable income, the Company shall adjust the next tax distribution downward (but not below zero) or upward to reflect such excess of shortfall.

[Guarantee]

(b)            The Parent shall not, and shall not permit any other Obligor to, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of the Parent or such other Obligor unless such transaction is (a) otherwise permitted under this Agreement, or (b)(i) in the ordinary course of business of the Parent or the relevant Obligor and (ii) upon fair and reasonable terms no less favorable to the Parent or the relevant Obligor than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate thereof or (c) made with or among Obligors.

(c)            The Parent shall not, and shall not permit any other Obligor to, make any Investment in any Person (other than any Obligor or any Special Purpose Subsidiary), unless (A) such Investment constitutes the acquisition of equity interests in, or assets of, any Person and the purchase price for such Investment is paid in equity interests of another Person or otherwise not in cash or (B) after giving effect to such Investment (i) the Adjusted Available Liquidity shall not be less than $200,000,000 and (ii) the aggregate amount of cash utilized to make Investments pursuant to this Section 6(c) during the 12 month period ending on the date such Investment is made does not exceed $20,000,000.

(d)            The Parent shall not, and shall not permit any other Obligor to, make any Investment constituting the acquisition of equity interests in, or assets of, any Person that, upon consummation of such acquisition, becomes a Guarantor hereunder, unless (A) the purchase price for such equity interest or assets is paid in equity interests of another Person or otherwise not in cash or (B) after giving effect to such Investment (1) the Adjusted Available Liquidity shall not be less than $200,000,000 and (2) the aggregate amount of cash utilized to make Investments pursuant to this Section 6(d) during the 12 month period ending on the date such Investment is made does not exceed $125,000,000.

(e)            The Parent shall not permit the Adjusted Available Liquidity as of the last day of any fiscal quarter of the Parent to be less than $125,000,000.

Section 7.      Additional Guarantors; Release of CFCs.

(a)            Subject to Section 7(c) below, with respect to any Subsidiary (other than a Special Purpose Subsidiary or CFC) of the Parent that is not an Initial Guarantor (whether in existence on the date hereof or created or acquired after the date hereof), the Parent shall cause such new Subsidiary to promptly execute and deliver to the Beneficiaries a joinder and guaranty supplement to this Guarantee in the form attached hereto as Exhibit A (the “Joinder Supplement”), and thereupon such Subsidiary shall become a “Guarantor” for all purposes of the Financing Agreements. With respect to any Special Purpose Subsidiary, if such Subsidiary at any time fails to meet any of the criteria specified the definition of “Special Purpose Subsidiary” (including, without limitation, by incurring, creating, assuming or suffering to exist any indebtedness, liabilities or financial obligations not permitted under clause (b) of such definition), such Subsidiary shall cease to be a Special Purpose Subsidiary and, subject to Section 7(c) below, the Parent shall promptly comply with its obligations under this Section 7(a) in respect of such Subsidiary.

[Guarantee]

(b)            Subject to Section 7(c) below, with respect to any CFC (whether in existence on the date hereof or created or acquired after the date hereof), the Parent shall either (i) cause such new Subsidiary to promptly execute and deliver to the Beneficiaries a Joinder Supplement, and thereupon such Subsidiary shall become a “Guarantor” for all purposes of the Financing Agreements or (ii) promptly execute and deliver (or cause the Subsidiary that has created or acquired such CFC to promptly execute and deliver) to the Beneficiaries a pledge agreement, in form and substance reasonably satisfactory to the Loan Trustee, pledging to the Loan Trustee, to secure the Guaranteed Obligations, equity interests representing 65% of the total combined voting power of all classes of stock in such CFC entitled to vote. Any pledge agreement entered into pursuant to this Section 7(b) shall specify that (A) if the applicable CFC ceases to be classified as a controlled foreign corporation under Section 957 of the Code or (B) as a result of any change in the tax laws of the United States after date of such pledge agreement, the pledge of any additional shares of stock in such CFC under such pledge agreement would not result in material adverse tax consequences to the Parent or any of its Subsidiaries (or any holder of any equity interests in the Parent or any of its Subsidiaries), any equity interests in such CFC excluded from the pledge thereunder shall become subject to such pledge.

(c)            Notwithstanding anything to the contrary herein, the Parent shall not be required to cause any of its Subsidiaries to become a Guarantor pursuant to Section 7(a) or (b), or to pledge (or cause the pledge) of the equity interests in any of its Subsidiaries pursuant to Section 7(b), so long as no Guarantee Event has occurred and is continuing. If any Guarantee Event has occurred and is continuing, the Parent shall comply with its obligations under Section 7(a) or 7(b) in relation to one or more Unrestricted Subsidiaries such that, after giving effect thereto, no Guarantee Event is continuing. The Parent represents and warrants to the Beneficiaries that no Guarantee Event is continuing as of the date hereof.

(d)            For avoidance of doubt, the Parent may (in its sole discretion), cause any of its Subsidiaries that is not a Guarantor to execute and deliver to the Beneficiaries a Joinder Supplement, and thereupon such Subsidiary shall become a “Guarantor” for all purposes of the Financing Agreements.

(e)            In the event any CFC is a Guarantor, if the Company notifies the Beneficiaries in writing that, as a result of any change in the tax laws of the United States after date such CFC became a Guarantor, the guarantee by such CFC of the Guaranteed Obligations hereunder would result in material adverse tax consequences to the Parent or any of its Subsidiaries (or any holder of any equity interests in the Parent or any of its Subsidiaries) (i) such CFC shall automatically be released from its obligations hereunder and cease to be a “Guarantor” for all purposes of the Financing Agreements and (ii) the Parent shall comply with its obligations under Section 7(b)(ii) in respect of such CFC.

[Guarantee]

Section 8.      Merger; Consolidation; Transfer of Assets. Each Guarantor agrees not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets to any Person, unless (a) the obligations of such Guarantor are fully assumed by such Person by operation of law or (b) such Person shall execute and deliver to the Beneficiaries an agreement in form and substance reasonably satisfactory to the Beneficiaries containing an assumption by such successor Person of the due and punctual performance and observance of each covenant and condition of the merging Guarantor hereunder.

Section 9.      Integration; Counterparts; Successors and Assigns; Headings. This Guarantee (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Guarantors and the Beneficiaries, with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and (c) shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of, and shall be enforceable by, each of the Beneficiaries to the fullest extent permitted by applicable laws. The headings in this Guarantee are for purposes of reference only, and shall not limit or otherwise affect the meanings hereof.

Section 10.      Notices. All requests, notices or other communications hereunder shall be in writing, addressed as follows:

If to the Guarantors:

Wheels Up Experience Inc.

c/o Wheels Up Partners LLC

601 West 26th Street, Suite 900

New York, NY 10001

Attention: Chief Financial Officer and Chief Legal Officer

Email: todd.smith@wheelsup.com, with a copy to legal@wheelsup.com:

Wheels Up Private Jets LLC

c/o Wheels Up Partners LLC

601 West 26th Street, Suite 900

New York, NY 10001

Attention: Chief Financial Officer and Chief Legal Officer

Email: todd.smith@wheelsup.com, with a copy to legal@wheelsup.com

Gama Aviation LLC

c/o Wheels Up Partners LLC

601 West 26th Street, Suite 900

New York, NY 10001

Attention: Chief Financial Officer and Chief Legal Officer

Email: todd.smith@wheelsup.com, with a copy to legal@wheelsup.com

Wheels Up Partners Holdings LLC

c/o Wheels Up Partners LLC

601 West 26th Street, Suite 900

New York, NY 10001

Attention: Chief Financial Officer and Chief Legal Officer

Email: todd.smith@wheelsup.com, with a copy to legal@wheelsup.com

[Guarantee]

Mountain Aviation LLC

c/o Wheels Up Partners LLC

601 West 26th Street, Suite 900

New York, NY 10001

Attention: Chief Financial Officer and Chief Legal Officer

Email: todd.smith@wheelsup.com, with a copy to legal@wheelsup.com

Air Partner Limited

c/o Wheels Up Partners LLC

601 West 26th Street, Suite 900

New York, NY 10001

Attention: Chief Financial Officer and Chief Legal Officer

Email: todd.smith@wheelsup.com, with a copy to legal@wheelsup.com

If to a Beneficiary:

to the address or telecopy number set forth in the Participation Agreements

All requests, notices or other communications shall be given in the manner, and shall be effective at the times and under the terms, set forth in Section 11.7 of the Participation Agreements.

Section 11.      No Waivers. No failure on the part of any Beneficiary to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

Section 12.      Severability. To the fullest extent permitted by applicable law, any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in any other Operative Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.      GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)). THIS GUARANTEE IS BEING DELIVERED IN NEW YORK, NEW YORK.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

[Guarantee]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed as of the day and year first written above.

WHEELS UP EXPERIENCE INC.

By:	/s/ Todd Smith
	Name:	Todd Smith
	Title:	Chief Financial Officer

WHEELS UP PARTNERS HOLDINGS LLC

By:	/s/ Todd Smith
	Name:	Todd Smith
	Title:	Chief Financial Officer

GAMA AVIATION LLC

By:	/s/ Todd Smith
	Name:	Todd Smith
	Title:	Chief Financial Officer

MOUNTAIN AVIATION, LLC

By:	/s/ Todd Smith
	Name:	Todd Smith
	Title:	Chief Financial Officer

WHEELS UP PRIVATE JETS LLC

By:	/s/ Todd Smith
	Name:	Todd Smith
	Title:	Chief Financial Officer

[Signature Page to Guarantee]

Executed and delivered as a deed by
AIR PARTNER LIMITED		)
acting by		)
in the presence of:		)	/s/ Kenneth Dichter
		)	Director
)

Witness's signature:	/s/ Kate O’Malley

Name:	Kate O’Malley

Address:

[Signature Page to Guarantee]

[Guarantee]

SCHEDULE I
TO GUARANTEE

INITIAL GUARANTORS

Wheels Up Experience Inc.

Wheels Up Partners Holdings LLC

Gama Aviation LLC

Mountain Aviation, LLC

Wheels Up Private Jets LLC

Air Partner Limited

Schedule I Page 1

[Guarantee]

SCHEDULE II
TO GUARANTEE

BENEFICIARIES

Wilmington Trust, National Association, as Loan Trustee

Wheels Up Class A-1 Loan Trust 2022-1, as Class A-1 Trust

Wilmington Trust, National Association, as Subordination Agent

Each Lender party to the Loan Agreement

Schedule II Page 1

[Guarantee]

EXHIBIT A

FORM OF JOINDER AND GUARANTY SUPPLEMENT

JOINDER AND GUARANTY SUPPLEMENT, dated as of [__], 20[__], made by the signatory hereto (the “Joining Entity”), in favor of each of the Beneficiaries under the Guarantee, dated as of October __, 2022 (as amended, supplemented or modified from time to time, the “Guarantee”), among the Initial Guarantors and each other Person that becomes a “Guarantor” under thereunder as an Additional Guarantor from time to time. Unless otherwise defined herein, terms used but not defined herein shall have the meanings given to them in the Guarantee.

W I T N E S S E T H:

WHEREAS, Joining Entity wishes to become a party to the Guarantee as an “Additional Guarantor”; and

WHEREAS, this Joinder Agreement is entered into pursuant to Section 7 of the Guarantee;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1.            The Joining Entity hereby acknowledges that it has received and reviewed a copy of the Guarantee, and agrees as follows: Effective as of the date first above written the Joining Entity shall become a party to the Guarantee as an “Additional Guarantor”. The Joining Entity hereby irrevocably and fully and unconditionally guarantees, on a joint and several basis as primary obligor and not as surety merely, to the Beneficiaries, as their respective interests may appear, the payment by the Company of the Guaranteed Obligation in accordance with the terms of the Financing Agreements. In addition, the Joining Entity makes the representations and warranties made by a Guarantor in the Guarantee and confirms that it is bound by all covenants, agreements and acknowledgments attributable to a Guarantor in the Guarantee.

2.            THIS JOINDER AND GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)). THIS JOINDER AND GUARANTY SUPPLEMENT IS BEING DELIVERED IN NEW YORK, NEW YORK.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

Exhibit A Page 1

[Guarantee]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder and Guarantee Supplement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[JOINING ENTITY],
as an Additional Guarantor

By:
Name:
Title:

Exhibit A Page 2